UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2016

Viking Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37355	46-1073877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12340 El Camino Real, Suite 250, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4660

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Information.

On April 13, 2016, Viking Therapeutics, Inc. (the “Company”) closed its previously announced underwritten public offering (the “Offering”) pursuant to which, among other things, the Company sold and issued an aggregate of 7,500,000 shares of its common stock (“Common Stock”), together with warrants to purchase up to an aggregate of 7,500,000 shares of Common Stock (each, a “Warrant” and, collectively, the “Warrants”), at a public offering price of $1.25 per share of Common Stock and related Warrant, and warrants to purchase 1,125,000 shares of Common Stock (the “Option Warrants”) at a public offering price of $0.01 per Option Warrant pursuant to the partial exercise by the underwriters for the Offering of their over-allotment option under the Underwriting Agreement (the “Underwriting Agreement”), dated as of April 8, 2016, by and between the Company and Maxim Group LLC, as sole book-running manager and representative of the underwriters named in Schedule I to the Underwriting Agreement.

The shares of Common Stock, the Warrants and the Option Warrants were offered and sold to the public pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-208182), which was declared effective by the Securities and Exchange Commission on April 7, 2016, the Registration Statement on Form S-1MEF (File No. 333-210650), as filed by the Company with the Securities and Exchange Commission on April 7, 2016, which became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended, and a final prospectus filed with the Securities and Exchange Commission on April 8, 2016.

On April 13, 2016, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release, dated April 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Therapeutics, Inc.

Date: April 13, 2016	By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated April 13, 2016.